UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2020

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2020, South Plains Financial, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain institutional “accredited investors,” as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and “qualified institutional buyers,” as defined in Rule 144A promulgated by the SEC under the Securities Act (collectively, the “Purchasers”).  Under the terms of the Purchase Agreement with the Purchasers, the Company issued and sold $50.0 million in aggregate principal amount of its 4.50% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”).  The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount.

The Notes were offered and sold by the Company in a private placement transaction in reliance on exemptions from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder.  The Company intends to use the net proceeds it received from the sale of the Notes for general corporate purposes, including investing in the Company’s wholly-owned banking subsidiary, City Bank, Lubbock, Texas (the “Bank”).  The Purchase Agreement contains certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The Notes mature on September 30, 2030 and bear interest at a fixed rate of 4.50% per year, from September 29, 2020 to, but excluding, September 30, 2025, payable semi-annually in arrears.  From and including September 30, 2025 to, but excluding, the maturity date or early redemption date, the interest rate will reset quarterly at a variable rate equal to the then current three-month Secured Overnight Financing Rate (“SOFR”), as published by the Federal Reserve Bank of New York, plus 438 basis points, payable quarterly in arrears.  As provided in the Notes, the interest rate on the Notes during the applicable floating rate period may be determined based on a rate other than three-month term SOFR.

Prior to September 30, 2025, the Company may redeem the Notes, in whole but not in part, only under certain limited circumstances set forth in the Indenture.  On or after September 30, 2025, the Company may redeem the Notes, in whole or in part, at its option, on any interest payment date.  Any redemption by the Company would be at a redemption price equal to 100% of the principal amount of the Notes being redeemed, together with any accrued and unpaid interest on the Notes being redeemed to but excluding the date of redemption.  The Notes are not subject to redemption at the option of the holder.

Principal and interest on the Notes are subject to acceleration only in limited circumstances in the case of certain bankruptcy and insolvency-related events with respect to the Company.  The Notes are unsecured, subordinated obligations of the Company, are not obligations of, and are not guaranteed by, any subsidiary of the Company, and rank junior in right of payment to the Company’s current and future senior indebtedness.  The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.

The Notes were issued under an Indenture, dated September 29, 2020 (the “Indenture”), by and between the Company and UMB Bank, National Association, as trustee (the “Trustee”).  The Notes are not subject to any sinking fund and are not convertible into or exchangeable, other than pursuant to the Exchange Offer (as defined below), for any other securities or assets of the Company or any of its subsidiaries.

On September 29, 2020, in connection with the sale and issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers.  Under the terms of the Registration Rights Agreement, the Company has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act and have substantially the same terms as the Notes (the “Exchange Offer”).  Under certain circumstances, if the Company fails to meet its obligations under the Registration Rights Agreement, it would be required to pay additional interest to the holders of the Notes.

The forms of the Purchase Agreement, Registration Rights Agreement, the Indenture and the Note are attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and are incorporated herein by reference.  The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Notes are summaries and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and the full text of the Indenture and form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 29, 2020, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.1 to this Form 8-K.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 furnished herewith, shall not be incorporated by reference into any filing or other document pursuant to the Securities Act, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events.

As previously disclosed, in connection with the recent acquisition of West Texas State Bank (“WTSB”), the Company and the Bank filed a lawsuit in the 72nd Judicial District Court of Lubbock County, Texas:  South Plains Financial, Inc. and City Bank v. R. Jay Phillips and West Texas State Bank, Case No. 202053938, on April 8, 2020 (as amended).  The petition named as defendants Mr. R. Jay Phillips (“Phillips”) and WTSB.  On September 4, 2020, the parties entered into a Settlement Agreement and Full and Final Mutual Release (the “Settlement Agreement”), pursuant to which the parties resolved the claims and issues in the lawsuit and agreed to file a joint motion to dismiss with prejudice, which was granted by order dated September 17, 2020.  Under the terms of the Settlement Agreement, Phillips agreed to make a single payment equaling a total sum of $1,000,000 for the benefit of the Company.  In addition, the parties agreed in the Settlement Agreement to mutually release, acquit, and forever discharge, on behalf of themselves and their predecessors, successors and assigns, any and all claims and potential claims of any kind related to the Company’s acquisition of WTSB.

A copy of the Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.3 and incorporated by reference herein. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including but not limited to statements about the anticipated use of net proceeds from the offering, the Exchange Offer and other matters.  Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control.  The Company cautions you that the forward-looking statements presented in this Form 8-K are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this Form 8-K. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology.  Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this Form 8-K include those identified in the Company’s most recent annual report on Form 10‑K, quarterly report on Form 10-Q, and subsequent filings with the SEC.  Any forward-looking statements presented herein are made only as of the date of this Form 8-K, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated as of September 29, 2020, by and between South Plains Financial, Inc. and UMB Bank, National Association, as Trustee

4.2	Form of 4.50% Fixed to Floating Rate Subordinated Note due 2030 (included as Exhibit A-2 to the Indenture filed as Exhibit 4.1 hereto)

10.1*	Form of Note Purchase Agreement, dated as of September 29, 2020, by and among South Plains Financial, Inc. and the Purchasers

10.2	Form of Registration Rights Agreement, dated as of September 29, 2020, by and among South Plains Financial, Inc. and the Purchasers

99.1	Press Release issued by South Plains Financial, Inc. on September 29, 2020

99.2	Investor Presentation of South Plains Financial, Inc.

99.3	Settlement Agreement and Full and Final Mutual Release, dated as of September 4, 2020, by and between South Plains Financial, Inc., City Bank, and R. Jay Phillips

* Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: September 29, 2020	By:	/s/ Curtis C. Griffith
Curtis C. Griffith
Chairman and Chief Executive Officer